(Unofficial Translation)

Certified true copy
(Miss Kornchanok Chankobkij)
-Signature-
Registrar

ARTICLES OF ASSOCIATION OF

GUARDFORCE AI GROUP COMPANY LIMITED

CHAPTER I

General

1. These regulations shall be called the Articles of Association of Guardforce AI Group Company Limited

2. Unless otherwise specified "Company" shall mean Guardforce AI Group Company Limited

3. Unless otherwise stipulated in these Articles, the provisions in the Civil and Commercial Code regarding limited companies shall apply.

CHAPTER II

Shares and Shareholders

4. The Company's Shares shall consist of Ordinary Shares and Preferred Shares as specified on named certificates.

5. The Shares of the Company shall be divided into two classes:

   (1) Ordinary Class A Shares: Ordinary Shares numbered 1 to 49000, inclusive; and

   (2) Preferred Class B Shares: Preferred Shares numbered 49001 to 100000, inclusive.

6. Subject to the provisions of these Articles, the Preferred Class B Shares shall confer preferential rights over the Ordinary Class A Shares as follows:

   (1) Dividends from the profits of the Company shall be allocated to the holders of the Preferred Class B Shares at the rate of Ten percent (10%) of the par value of each Preferred Class B Share prior to the holders of Ordinary Class A Shares. After the allocation of dividends as aforementioned, the rest of the dividends shall be distributed equally among the holders of the Ordinary Class A Shares pro-rata to their shareholding;

   (2) The holders of the Preferred Class B Shares shall have the right to receive a cumulative dividend for years in which the Company has made profit but has not declared a dividend payment; and

   (3) The holders of Preferred Class B Shares shall be entitled to the return of their paid-up capital upon the dissolution or liquidation of the Company before the net assets of the Company are distributed to the holders of the Ordinary Class A Shares.

(Signed) ....- signature -.................. Directors
(Mr. Kee Yun Kwan and Ms. Chung Chi Ng)

Certified true copy
(Miss Kornchanok Chankobkij)
-Signature-
Registrar

7. Each Share certificate issued by the Company shall bear the following statement upon its face: "Transfer or sale of Shares represented by this share certificate is subject to the restrictions contained in the Articles of Association of the Company."

8. The Company shall not own its own Shares nor take them in pledge.

9. The Company shall provide a Register of Shareholders which shall be kept by the Company under the control of the Board of Directors, and in which shall be entered the particulars of transfer or alteration of every Share.

10. All transfers of Shares must be in writing and executed both by the transferor and the transferee whose signatures shall be certified by at least one witness. The transferor shall be deemed to remain the holder of the Shares until the particulars of transferee and the Shares transferred are recorded in the Register of Shareholders.

11. (a) Any holder of the Preferred Class B Shares may not, directly or indirectly, sell, assign, or transfer any of the Preferred Class B Shares, grant, create or dispose of any right or interest in any Preferred Class B Shares, or create or permit to exist any pledge or security interest over any Preferred Class B Shares without having obtained the prior written consent of the Board of Directors of the Company pursuant to a duly passed resolution thereof.

(b) Any of the holders of the Ordinary Class A Shares can transfer, create security over, and otherwise deal with their Ordinary Class A Shares freely.

(c) The transfer restrictions under Clause 11(a) shall not apply to cases where the holder of the Preferred Class B Shares transfers his/her shares to the holders of the Ordinary Class A Shares and/or its designee(s).

12. The Board of Directors shall refuse to register any transfer of shares which have been made in violation of these Articles of Association. The transfer of shares made in violation of these Articles of Association shall become unenforceable and cannot be used against the Company.

CHAPTER III

General Meetings

13. A general meeting of the Shareholders shall be held within six (6) months of the date of registration of the Company and a general meeting shall thereafter be held at least once in every twelve (12) months. Such general meetings are called "Annual General Meetings", and all other general meetings are called "Extraordinary General Meetings".

(Signed) ....- signature -.......... Directors
(Mr. Kee Yun Kwan and Ms. Chung Chi Ng)

Certified true copy
(Miss Kornchanok Chankobkij)
-Signature-
Registrar

14. The notice summoning a general meeting at which a special resolution will be considered shall be sent by post with acknowledgement of receipt to every shareholder whose name appears in the register of shareholders and published in a local newspaper at least 14 days in advance of the date of the meeting. The notice summoning a general meeting where no special resolution will be considered shall be sent by post with acknowledgement of receipt to every shareholder whose name appears in the register of shareholders and published at least once in a local newspaper at least 7 days in advance of the date of the meeting.

    The notice summoning all general meetings shall specify the place, the date and the hour of meeting and the nature of the business to be transacted. In circumstances where a special resolution is to be considered at the general meeting, the substance of the proposed resolution shall also be included in the notice.

    A general meeting of Shareholders may be held in Thailand or abroad.

15. Annual General meetings shall be summoned for the purpose of:

    (1) Reviewing the report of the Board of Directors covering work done during the previous period and suggestions as to future courses of action.

    (2) Considering the balance sheet and the profit and loss account of the preceding fiscal year and approving the same.

    (3) Reviewing Directors' remuneration, declaration of dividends, and the appropriation of amounts as a reserve fund.

    (4) Election of new Directors in place of those who must retire on the expiration of their terms.

    (5) Appointment of the auditor and fixing his/her remuneration.

    (6) Other business.

16. The presence of Shareholders or their proxies representing not less than forty nine percent (49%) of all the Shares issued by the Company constitute a quorum for a general meeting provided that the holder(s) of the majority of the Ordinary Class A Shares either in person or by proxy are present at such general meeting.

17. In casting votes at a general meeting, the voting rights with respect to each class of Shares shall be as follows:

    (1) Ordinary Class A Shares: One (1) Ordinary Share for one (1) vote; and

    (2) Preferred Class B Shares: Twenty (20) Preferred Shares for one (1) vote.

    All ordinary resolutions shall require affirmative votes of not less than fifty one percent (51%) of votes represented at the meeting.

(Signed) ....- signature -........................ Directors
(Mr. Kee Yun Kwan and Ms. Chung Chi Ng)

18. Decisions on the following matters shall be made by special resolution only, which shall require affirmative votes of at least seventy five percent (75%) of all votes represented at the meeting.

    (1) To amend the Memorandum of Association or Articles of Association of the Company.

    (2) To increase or reduce the registered capital of the Company.

    (3) To dissolve the Company.

    (4) To amalgamate with another company.

    (5) To allot new Shares as fully or partly paid up otherwise than in money.

19. Any Shareholder may vote by proxy, provided the power given to such proxy is in writing. The instrument appointing a proxy shall be dated and signed by the Shareholder and shall contain the following particulars:

    (1) The number and class of Shares held by the Shareholder;

    (2) The full name and address of the proxy; and

    (3) The meeting or meetings or the period for which the proxy is appointed.

    If a proxy proposes to vote at a meeting, the instrument of appointment of the proxy must be deposited with the Chairman at or before the commencement of that meeting.

20. Only Shareholders duly registered and having paid all sums for the time being due and payable to the Company in respect of their Shares, shall be entitled to vote on any question, either personally or by proxy, at any general meeting.

21. The chairman of the Board of Directors shall preside at every general meeting. If there is no such chairman, or if he is not present within fifteen (15) minutes after the time appointed for holding the meeting, the Shareholders present may elect one of the Directors to be chairman.

22. The chairman may adjourn a general meeting with the consent of the meeting but in the succeeding meeting no other business may be discussed, except that pending from the previous meeting.

CHAPTER IV

Directors and Auditors

23. A Board of Directors shall be elected by the general meeting to carry out the Company's business. The Board of Directors shall be under the control of the general meeting of Shareholders and subject to these Articles of Association.

    A Director need not be a Shareholder in the Company.

    A Director shall not be personally liable for any acts or omissions excepting those involving fraud or wilful wrongdoing.

(Signed) ....- signature -.......... Directors
(Mr. Kee Yun Kwan and Ms. Chung Chi Ng)

Certified true copy
(Miss Kornchanok Chankobkij)
-Signature-
Registrar

24. At the first Annual General Meeting after the registration of the Company and at the first Annual General Meeting in every subsequent year, one-third of the Directors (or, if their number is not a multiple of three, then the number nearest to one-third) must retire from office. A retiring Director is eligible for re-election.

25. The number of Directors shall be fixed at a General Meeting. All directors shall be appointed upon the nomination of the holders of the Ordinary Class A Shares.

26. The Board of Directors will elect one of the Directors as Chairman.

27. Subject to Article 25, any vacancy among the members of the Board of Directors occurring otherwise than by rotation under Article 24 may be filled by the Board of Directors. Any person so appointed shall retain office only during such time as the Director whom he replaces would have been entitled to retain the same.

28. Meetings of the Board of Directors shall be held at such times and places as may be determined by the Chairman. Not less than three (3) days' notice of a meeting shall be given to each Director by post, email, cable, telex or facsimile as appropriate. Such notice to any Director may be waived by that Director and shall be deemed waived by his presence at the meeting.

29. Whenever any notice whatsoever is required to be given to any Director, or whenever a matter is submitted at any meeting of Directors and such matter was omitted from the proposed agenda for such meeting in the notice therefor, a written waiver of such notice or of such omission, signed by the person or persons entitled to any such notice whether before or after the time of such meeting, shall be deemed the equivalent of the timely given of such notice or the inclusion of such matter in the proposed agenda, as the case may be.

30. At all meetings of the Board of Directors a quorum shall consist of more than half of the total number of directors. All actions, appointments and decisions of the Board of Directors shall require the affirmative vote of a simple majority of the directors present at a meeting. In the case of an equality of votes, the Chairman of the meeting shall have an additional casting vote.

31. The Board of Directors may appoint one of the directors to be the Managing Director. The Managing Director shall report to the Board of Directors and be responsible likewise for the implementation and execution of the decisions of the Board of the Directors and shall be responsible for the implementation of the Business Plan.

The Board of Directors may appoint other persons to carry out the Company's business under the Board of Directors' supervision or may by duly executed power of attorney entrust to and confer upon such other persons such powers as they think fit and for such time as they think expedient and they may confer such powers collaterally with or to the exclusion of or in substitution for all or any of the powers of the Board of Directors on their behalf and may from time to time revoke, withdraw, alter or vary any of such powers.

32. The number or names of authorized Directors, whose signatures together with the Company's seal shall bind the Company may be fixed by the Board of Directors.

33. The Company's auditor shall be elected upon the nomination of the Board of Directors and his remuneration fixed every year at an Annual General Meeting. A retiring auditor is eligible for re-election.

(Signed) ....- signature -.......... Directors
(Mr. Kee Yun Kwan and Ms. Chung Chi Ng)

CHAPTER V

Books and Accounts

34. The Company's books and accounts shall be kept in English with Thai captions, and shall be maintained according to international accounting practices and procedures generally acceptable in Thailand.

35. The Board of Directors shall cause true and complete accounts to be kept:

    (1) Of the sums received and expended by the Company and of the matters in respect of which each receipt or expenditure takes place; and

    (2) Of the assets and liabilities of the Company.

36. The fiscal year of the Company shall commence on 1 January and end on 31 December each year.

    The Board of Directors shall cause a balance sheet to be made at least once in every twelve (12) months, as of the end of the fiscal year of the Company. The balance sheet must contain a summary of the assets and liabilities of the Company and a profit and loss account for the fiscal year of the Company.

37. The Board of Directors shall have the balance sheet and profit and loss account examined by the Company's auditor and submitted to a general meeting for approval within four (4) months from the end of the fiscal year. A copy of the balance sheet must be sent to every person entered in the Register of Shareholders at least three (3) days before the general meeting.

38. The Board of Directors shall cause minutes of all proceedings and resolutions of all meetings of Shareholders and Directors to be recorded and duly entered in the minutes book which shall be kept at the registered office of the Company. Any such minutes signed by the Chairman of the meeting or of the succeeding meeting, are presumed correct evidence of the matters therein contained, and all resolutions and proceedings of which minutes have been so made are presumed to have been duly passed.

CHAPTER VI

Dividends and Reserves

39. The Company must appropriate to a reserve fund, at each distribution of dividends, at least one-twentieth of the profits, until the reserve fund reaches one-tenth (1/10) of the capital of the Company.

40. Subject to paragraph 3 of this Article 40, no dividend may be declared except by a resolution passed at a general meeting.

    Notice of any dividend that is declared shall be given by letter to each Shareholder whose name appears on the Register of Shareholders.

    The Board of Directors may from time to time pay to the Shareholders such interim dividends as appear to the Board of Directors to be justified by the profits of the Company.

    If the Company has incurred losses, no dividend may be paid unless such losses have been made good.

(Signed) .... - signature - .... Directors
(Mr. Kee Yun Kwan and Ms. Chung Chi Ng)

Certified true copy
(Miss Kornchanok Chankobkij)
-Signature-
Registrar

CHAPTER VII

Increase in Capital

41. The Company may, by special resolution, increase its registered capital by such sum as the resolution shall prescribe.

42. All new Shares must be offered to the Shareholders in proportion to the Shares held by them.

43. No new Shares of the Company may be allotted as fully or partly paid up otherwise than in money, unless otherwise provided for by special resolution of the Shareholders.

Certified that this articles of association is true, correct and corresponding to the resolution of the meeting.

This articles of association has been approved at the statutory meeting of shareholders on 13 September 2018.

(Signed) ....- signature -................. Directors
(Mr. Kee Yun Kwan and Ms. Chung Chi Ng)

ข้อบังคับ

ของ

บริษัท การ์ดฟอร์ซ เอไอ กรุ๊ป จำกัด

หมวดที่ 1

บททั่วไป

1. ข้อบังคับนี้ให้เรียกว่าข้อบังคับของบริษัท การ์ดฟอร์ซ เอไอ กรุ๊ป จำกัด

2. นอกจากข้อความระบุไว้เป็นอย่างอื่น คำว่า "บริษัท" ในที่นี้ให้หมายถึงบริษัท การ์ดฟอร์ซ เอไอ กรุ๊ป จำกัด

3. ข้อบังคับนี้ถ้ามิได้ตราไว้เป็นอย่างอื่น ให้นำบทบัญญัติแห่งประมวลกฎหมายแพ่งและพาณิชย์ในส่วนที่เกี่ยวข้องด้วยบริษัทจำกัดมาใช้บังคับ

บทที่ 2

หุ้นและผู้ถือหุ้น

4. หุ้นของบริษัทประกอบด้วยหุ้นสามัญและหุ้นบุริมสิทธิ โดยเป็นหุ้นชนิดระบุชื่อในใบหุ้น

5. หุ้นของบริษัทแบ่งเป็น 2 กลุ่มคือ

(1) หุ้นสามัญกลุ่ม ก. ได้แก่หุ้นสามัญหมายเลข 1 ถึงหมายเลข 49000 และ

(2) หุ้นบุริมสิทธิกลุ่ม ข. ได้แก่หุ้นบุริมสิทธิหมายเลข 49001 ถึงหมายเลข 100000

6. เว้นแต่จะกำหนดไว้เป็นอย่างอื่นในข้อบังคับนี้ หุ้นบุริมสิทธิกลุ่ม ข. มีสิทธิเหนือหุ้นสามัญกลุ่ม ก. ดังต่อไปนี้

(ลงลายมือชื่อ)..กรรมการ
(นายเค ยอน กวาน และนางสาวชุง ฉี อึ้ง)

(1) ผู้ถือหุ้นบุริมสิทธิกลุ่ม ข. จะได้รับเงินปันผลอันเป็นส่วนแบ่งของกำไรบริษัทก่อนผู้ถือหุ้นสามัญกลุ่ม ก.ในอัตราร้อยละสิบ (10) ของมูลค่าที่ตราไว้ของหุ้นบุริมสิทธิกลุ่ม ข. แต่ละหุ้น หลังจากการแบ่งเงินปันผลตามที่ระบุไว้ข้างต้น เงินปันผลที่เหลือจะแบ่งในจำนวนเท่าๆกัน ในระหว่างผู้ถือหุ้นสามัญ กลุ่ม ก. ตามสัดส่วนการถือหุ้นของผู้ถือหุ้นสามัญ

(2) ผู้ถือหุ้นบุริมสิทธิกลุ่ม ข. จะมีสิทธิได้รับเงินปันผลสะสมสำหรับปีที่บริษัทมีกำไร แต่ไม่ได้ประกาศจ่ายเงินปันผล และ

(3) เมื่อมีการเลิกหรือชำระบัญชีบริษัท ผู้ถือหุ้นบุริมสิทธิกลุ่ม ข. จะได้รับส่วนแบ่งเงินคืนทุนตามจำนวนที่ผู้ถือหุ้นบุริมสิทธิกลุ่ม ข.ได้ชำระค่าหุ้นไปแล้วก่อนการคืนทรัพย์สินสุทธิของบริษัทให้แก่ผู้ถือหุ้นสามัญกลุ่ม ก.

7. ใบหุ้นทุกใบที่บริษัทออกต้องมีข้อความอยู่ที่ด้านหน้าว่า "การโอนหุ้น หรือการขายหุ้นซึ่งแสดงไว้โดยใบหุ้นนี้ต้องอยู่ภายใต้ข้อจำกัดซึ่งระบุไว้ในข้อบังคับของบริษัท"

8. บริษัทไม่อาจเป็นเจ้าของหุ้นหรือรับจำนำหุ้นของบริษัท

9. บริษัทจะต้องจัดให้มีสมุดทะเบียนผู้ถือหุ้น ซึ่งบริษัทจะเก็บรักษาไว้ภายใต้การควบคุมของคณะกรรมการ ซึ่งจะบันทึกรายละเอียดการโอนหรือการเปลี่ยนแปลงของหุ้นทุกหุ้น

10. การโอนหุ้นทั้งปวงจะต้องทำเป็นลายลักษณ์อักษรและลงลายมือชื่อผู้โอนและผู้รับโอนโดยมีพยานคนหนึ่งเป็นอย่างน้อยลงชื่อรับรองลายมือชื่อนั้นๆด้วย และให้ถือว่าผู้โอนยังเป็นผู้ถือหุ้นที่โอนนั้นอยู่จนกว่าจะได้มีการบันทึกรายละเอียดของผู้รับโอนและของหุ้นที่โอนลงในสมุดทะเบียนผู้ถือหุ้นเรียบร้อยแล้ว

11. (ก) ผู้ถือหุ้นบุริมสิทธิกลุ่ม ข. ไม่สามารถ (ไม่ว่าโดยทางตรงหรือทางอ้อม) ทำการขาย โอนสิทธิ หรือโอนกรรมสิทธิ์ในหุ้นบุริมสิทธิกลุ่ม ข. อนุญาต ก่อให้เกิด หรือจำหน่ายไปซึ่งสิทธิหรือผลประโยชน์ใดๆ ในหุ้นบุริมสิทธิกลุ่ม ข. หรือก่อให้เกิด หรือยินยอมให้มีการจำนำ หรือก่อให้เกิดภาระผูกพันอันเป็นหลักประกันใดๆ เหนือหุ้นบุริมสิทธิกลุ่ม ข. เว้นแต่จะได้รับความยินยอมเป็นลายลักษณ์อักษรจากคณะกรรมการของบริษัทตามมติที่อนุมัติโดนถูกต้องของคณะกรรมการ

(ลงลายมือชื่อ)..กรรมการ

(นายเค ยอน กวาน และนางสาวชุง ฉี อึ้ง)

(ข) ผู้ถือหุ้นสามัญกลุ่ม ก. สามารถทำการโอน ก่อให้เกิดภาระผูกพันอันเป็นหลักประกันใดๆ หรือกระทำประการอื่นใดต่อหุ้นสามัญกลุ่ม ก. ของตนโดยไม่มีข้อจำกัด

(ค) ข้อจำกัดการโอนหุ้นในข้อ 11(ก) ไม่ใช้บังคับกับกรณีที่ผู้ถือหุ้นบุริมสิทธิกลุ่ม ข. ทำการโอน หุ้นที่ตนถืออยู่ให้กับผู้ถือหุ้นสามัญกลุ่ม ก. หรือบุคคลที่ผู้ถือหุ้นสามัญกลุ่ม ก. กำหนด

12. คณะกรรมการจะต้องปฏิเสธไม่จดทะเบียนการโอนหุ้นใดๆ ที่กระทำขึ้นโดยขัดต่อข้อบังคับนี้ ทั้งนี้ การโอนหุ้นใดๆ ที่กระทำขึ้นโดยขัดต่อข้อบังคับนี้จะไม่มีผลใช้บังคับและไม่สามารถใช้ยันบริษัทได้

หมวดที่ 3

การประชุมใหญ่

13. ให้มีการประชุมใหญ่ผู้ถือหุ้นภายในหก (6) เดือน นับจากวันที่ได้จดทะเบียนบริษัทและต่อไปนั้นให้มีการประชุมใหญ่อย่างน้อยครั้งหนึ่งในทุกระยะสิบสอง (12) เดือน การประชุมเช่นนี้ เรียกว่า "การประชุมสามัญประจำปี" และการประชุมใหญ่คราวอื่นนอกจากนี้เรียกว่า "การประชุมวิสามัญ"

14. คำบอกกล่าวเรียกประชุมใหญ่เพื่อลงมติพิเศษให้จัดส่งทางไปรษณีย์ตอบรับไปยังผู้ถือหุ้นทุกคนที่มีรายชื่อในทะเบียนบริษัทและลงพิมพ์โฆษณาในหนังสือพิมพ์แห่งท้องที่อย่างน้อย 14 วันก่อนวันนัดประชุม คำบอกกล่าวเรียกประชุมใหญ่ที่มิได้เรียกเพื่อลงมติพิเศษให้จัดส่งทางไปรษณีย์ตอบรับไปยังผู้ถือหุ้นทุกคนที่มีรายชื่อในทะเบียนบริษัทก่อนวันนัดประชุมและลงพิมพ์โฆษณาในหนังสือพิมพ์แห่งท้องที่อย่างน้อยหนึ่งคราวก่อนวันนัดประชุมไม่น้อยกว่า 7 วัน

คำบอกกล่าวเรียกประชุมใหญ่นั้น ให้ระบุสถานที่ วัน เวลา และสภาพแห่งกิจการที่จะได้ประชุมปรึกษากัน และในกรณีที่เป็นคำบอกกล่าวเรียกประชุมใหญ่เพื่อลงมติพิเศษให้ระบุข้อความที่จะนำเสนอให้ลงมติด้วย

การประชุมใหญ่ผู้ถือหุ้นจะจัดให้มีขึ้นในประเทศไทยหรือต่างประเทศก็ได้

15. ในการประชุมสามัญประจำปีจะจัดขึ้นเพื่อวัตถุประสงค์ที่จะ

(ลงลายมือชื่อ)...กรรมการ
(นายเค ยอน กวาน และนางสาวชุง ฉี อึ้ง)

(1) พิจารณารายงานของคณะกรรมการเกี่ยวกับงานที่ได้ทำไปในระยะเวลาที่ผ่านมา และข้อเสนอแนะเพื่อดำเนินกิจการต่อไปภายหน้า

(2) พิจารณาและอนุมัติงบดุลและบัญชีกำไรขาดทุนสำหรับปีบัญชีที่ผ่านมา

(3) พิจารณาเงินบำเหน็จของกรรมการ และประกาศจ่ายเงินปันผลรวมทั้งการจัดสรรทุนสำรอง

(4) เลือกตั้งกรรมการใหม่แทนกรรมการซึ่งต้องออกไปตามวาระ

(5) เลือกตั้งผู้สอบบัญชีและกำหนดค่าตอบแทน

(6) ปรึกษากิจการอื่นๆ

16. การประชุมใหญ่ทุกครั้งต้องมีผู้ถือหุ้นหรือผู้รับมอบฉันทะของผู้ถือหุ้นจำนวนไม่น้อยกว่าร้อยละสี่สิบเก้า (49) ของจำนวนหุ้นทั้งหมดของบริษัทจึงจะครบเป็นองค์ประชุม โดยจะต้องมีผู้ถือหุ้นข้างมากจากกลุ่ม ก เข้าร่วมประชุมในการประชุมครั้งนั้นไม่ว่าด้วยตนเองหรือโดยการมอบฉันทะ

17. ในการออกเสียงลงคะแนนในที่ประชุมใหญ่ คะแนนเสียงของผู้ถือหุ้นในแต่ละกลุ่มจะเป็นดังนี้

(1) หุ้นสามัญกลุ่ม ก. : หนึ่ง (1) หุ้นสามัญมีเสียงหนึ่ง (1) เสียง และ

(2) หุ้นบุริมสิทธิกลุ่ม ข. : ยี่สิบ (20) หุ้นบุริมสิทธิ มีเสียงหนึ่ง (1) เสียง

บรรดามติทั่วไปจะต้องได้รับคะแนนเสียงเห็นชอบไม่น้อยกว่าร้อยละห้าสิบเอ็ด (51) ของจำนวนเสียงหมดที่เข้าร่วมประชุม

18. เรื่องดังต่อไปนี้จะทำได้ก็แต่โดยมติพิเศษเท่านั้น ซึ่งจะต้องได้รับคะแนนเสียงเห็นชอบอย่างน้อยร้อยละเจ็ดสิบห้า (75) ของจำนวนเสียงทั้งหมดที่เข้าร่วมประชุม

(ก) แก้ไขหนังสือบริคณห์สนธิหรือข้อบังคับของบริษัท

(ข) เพิ่มทุนหรือลดทุนที่ได้จดทะเบียนไว้

(ลงลายมือชื่อ)..กรรมการ
(นายเค ยอน กวาน และนางสาวชุง ถี อึ้ง)

(ค) เลิกบริษัท

(ง) ควบบริษัทเข้ากับบริษัทอื่น

(จ) ออกหุ้นใหม่ซึ่งชำระเต็มมูลค่าหรือแต่บางส่วนด้วยสิ่งอื่นนอกจากชำระด้วยเงินสด

19. ผู้ถือหุ้นใดๆ อาจออกเสียงโดยผู้รับมอบฉันทะ ทั้งนี้ การมอบฉันทะต้องทำเป็นลายลักษณ์อักษร โดยหนังสือตราสารแต่งตั้งผู้รับมอบฉันทะจะต้องลงวันที่และลายมือชื่อของผู้ถือหุ้นนั้นๆ และจะต้องระบุรายละเอียดดังต่อไปนี้

(ก) จำนวนหุ้นและกลุ่มของหุ้นที่ผู้ถือหุ้นนั้นถืออยู่

(ข) ชื่อเต็มและที่อยู่ของผู้รับมอบฉันทะ และ

(ค) การประชุมครั้งเดียวหรือหลายครั้งหรือระยะเวลาที่ผู้รับมอบฉันทะได้รับแต่งตั้งให้เข้าประชุม

ถ้าผู้รับมอบฉันทะประสงค์จะออกเสียงในการประชุมจะต้องนำหนังสือแต่งตั้งผู้รับมอบฉันทะนั้นไปวางต่อประธานที่ประชุมเมื่อเริ่มหรือก่อนการประชุมครั้งนั้น

20. ในการประชุมใหญ่ครั้งใดๆ เฉพาะผู้ถือหุ้นที่ได้รับการจดทะเบียนแล้วโดยถูกต้องและได้ชำระเงินค่าหุ้นที่ได้เรียกเก็บเรียบร้อยแล้วเท่านั้นที่จะมีสิทธิออกเสียงในปัญหาใดๆ ด้วยตนเองหรือโดยผู้รับมอบฉันทะ

21. ในการประชุมใหญ่ทุกครั้ง ให้ผู้เป็นประธานคณะกรรมการนั่งเป็นประธาน หากไม่มีประธานคณะกรรมการหรือประธานคณะกรรมการไม่ได้เข้าร่วมประชุมใหญ่ภายในสิบห้า (15) นาทีหลังจากเวลานัดประชุมให้ผู้ถือหุ้นที่เข้าประชุมเลือกกรรมการคนหนึ่งเป็นประธานในที่ประชุม

22. ประธานอาจเลื่อนการประชุมใหญ่โดยความยินยอมของที่ประชุม แต่ในการประชุมที่เลื่อนมานั้นห้ามมิให้ปรึกษากิจการอื่นนอกจากกิจการที่ค้างมาจากการประชุมในครั้งก่อน

(ลงลายมือชื่อ)..กรรมการ
(นายเค ยอน กวาน และนางสาวชุง ฉี อึ้ง)

หมวดที่ 4

กรรมการและผู้สอบบัญชี

23. คณะกรรมการให้เลือกตั้งโดยที่ประชุมใหญ่ผู้ถือหุ้นเพื่อเป็นผู้ดำเนินกิจการของบริษัทภายใต้การควบคุมของที่ประชุมใหญ่ผู้ถือหุ้น และตามข้อบังคับของบริษัท

กรรมการไม่จำต้องเป็นผู้ถือหุ้นของบริษัท

กรรมการไม่ต้องรับผิดเป็นการส่วนตัวต่อบริษัทเกี่ยวกับการใดๆ ที่ได้กระทำไปหรือที่ละเว้นไม่กระทำ เว้นแต่ที่มีการฉ้อฉลหรือการทำผิดโดยจงใจ

24. เมื่อมีการประชุมสามัญประจำปีครั้งแรกภายหลังจากจดทะเบียนบริษัทก็ดี และเมื่อมีการประชุมสามัญประจำปีในทุกๆปีต่อไปก็ดี กรรมการจำนวนหนึ่งในสามจะต้องออกจากตำแหน่ง ถ้าและจำนวนกรรมการจะแบ่งออกให้ตรงเป็นส่วนสามไม่ได้แล้ว ก็ให้ออกโดยจำนวนใกล้ที่สุดกับส่วนหนึ่งในสาม กรรมการผู้ออกไปนั้นจะได้รับเลือกเข้ารับตำแหน่งอีกก็ได้

25. คณะกรรมการของบริษัทจะพึงมีจำนวนเท่าใดให้ที่ประชุมใหญ่ผู้ถือหุ้นเป็นผู้กำหนด กรรมการทุกคนที่ได้รับการแต่งตั้งจะต้องมาจากการเสนอชื่อของผู้ถือหุ้นสามัญกลุ่ม ก.

26. คณะกรรมการจะเลือกกรรมการคนหนึ่งเป็นประธานคณะกรรมการ

27. ภายใต้ข้อ 25 แห่งข้อบังคับ ในกรณีที่ตำแหน่งกรรมการว่างลง ซึ่งนอกเหนือไปจากการออกตามวาระในข้อ 24 คณะกรรมการอาจแต่งตั้งกรรมการใหม่ขึ้นแทนได้ ผู้ที่ได้รับการแต่งตั้งเช่นนี้จะดำรงตำแหน่งได้เพียงช่วงระยะเวลาที่กรรมการที่ตนเข้าไปแทนนั้นมีสิทธิที่จะอยู่ได้

28. การประชุมคณะกรรมการจะมีขึ้นในเวลาและสถานที่ที่กำหนดโดยประธานคณะกรรมการ คำบอกกล่าวเรียกประชุมกรรมการให้ส่งให้แก่กรรมการทุกคนไม่น้อยว่าสาม (3) วันก่อนวันประชุม คำบอกกล่าวนั้นให้ส่งทางไปรษณีย์หรือโดยทางอีเมล เคเบิ้ล เทเล็กซ์ หรือโทรสาร ตามแต่จะเหมาะสม กรรมการแต่ละคนอาจสละสิทธิในการได้รับหนังสือบอกกล่าวเรียกประชุมนั้นได้และจะถือว่าสละสิทธิเช่นนั้นเมื่อกรรมการมาร่วมประชุม

(ลงลายมือชื่อ)..กรรมการ
(นายเค ยอน กวาน และนางสาวชุง ฉี อึ้ง)

29. เมื่อมีกรณีที่จะส่งหนังสือบอกกล่าวไปให้แก่กรรมการก็ดี หรือเมื่อกิจการใดถูกเสนอให้นำมาพิจารณาในการประชุมของคณะกรรมการแต่มิได้ปรากฏอยู่ในระเบียบวาระการประชุมตามหนังสือเรียกประชุมที่จัดส่งไปให้ก็ดี หากได้มีการทำหนังสือสละสิทธิลงลายมือชื่อของบุคคลที่มีสิทธิได้รับหนังสือบอกกล่าวเช่นนั้นว่าไม่คัดค้านการไม่ส่งหนังสือบอกกล่าวหรือการละเว้นมิได้บรรจุไว้ในวาระการประชุมแล้วไม่ว่าก่อนหรือหลังการประชุมดังกล่าว ย่อมถือว่าได้มีการส่งคำบอกกล่าวหรือระบุวาระนั้นไว้ในระเบียบวาระการประชุมโดยถูกต้องแล้วตามแต่กรณี

30. การประชุมกรรมการทุกครั้ง องค์ประชุมจะต้องประกอบด้วยกรรมการเกินกว่าครึ่งหนึ่งของจำนวนกรรมการทั้งหมด การกระทำ การแต่งตั้งและมติทั้งปวงของคณะกรรมการจะต้องได้รับคะแนนเสียงเห็นชอบจากกรรมการฝ่ายข้างมากที่เข้าร่วมประชุม ถ้าคะแนนเสียงเท่ากัน ให้ประธานในที่ประชุมออกเสียงเพิ่มขึ้นอีกหนึ่งเสียงเป็นเสียงชี้ขาด

31. คณะกรรมการอาจแต่งตั้งกรรมการหนึ่งคนเป็นกรรมการผู้จัดการก็ได้ โดยให้กรรมการผู้จัดการมีหน้าที่รายงานต่อคณะกรรมการ และมีหน้าที่รับผิดชอบให้มีการปฏิบัติและดำเนินการตามมติของคณะกรรมการ รวมทั้งมีหน้าที่รับผิดชอบให้มีการปฏิบัติตามแผนธุรกิจของบริษัท

คณะกรรมการอาจแต่งตั้งบุคคลอื่นใดให้ดำเนินกิจการของบริษัทภายใต้การควบคุมของคณะกรรมการ หรืออาจทำหนังสือมอบอำนาจแต่งตั้งและมอบหมายให้บุคคลนั้นมีอำนาจภายในกำหนดระยะเวลาตามที่คณะกรรมการจะเห็นสมควร และคณะกรรมการอาจมอบอำนาจเช่นนั้นรวมกันไป หรือแยกจากกัน และแทนที่อำนาจทั้งหมดหรือบางส่วนของคณะกรรมการในส่วนนั้น และคณะกรรมการอาจยกเลิก เพิกถอน เปลี่ยนแปลง หรือแก้ไขอำนาจนั้นๆเป็นครั้งคราวได้

32. คณะกรรมการบริษัทอาจกำหนดจำนวนหรือชื่อของกรรมการผู้มีอำนาจลงลายมือชื่อพร้อมประทับตราสำคัญของบริษัทอันจะมีผลผูกพันบริษัทได้

33. ผู้สอบบัญชีของบริษัทจะได้รับเลือกในการประชุมสามัญประจำปีจากการเสนอชื่อของคณะกรรมการและค่าตอบแทนของผู้สอบบัญชีนั้นจะถูกกำหนดขึ้นทุกๆปีในการประชุมสามัญประจำปี ผู้สอบบัญชีที่ต้องออกไปตามวาระนั้นอาจถูกเลือกกลับเข้ามาดำรงตำแหน่งใหม่ได้

(ลงลายมือชื่อ)..กรรมการ

(นายเค ยอน กวาน และนางสาวชุง ฉี อึ้ง)

หมวดที่ 5
สมุดและบัญชี

34. สมุดและบัญชีทั้งหลายของบริษัทจะต้องทำเป็นภาษาอังกฤษ โดยมีภาษาไทยกำกับ และจะต้องทำตามวิธีทำบัญชีสากลซึ่งเป็นที่ยอมรับกันทั่วไปในประเทศไทย

35. คณะกรรมการต้องจัดให้ถือบัญชีดังกล่าวต่อไปนี้ให้ถูกต้องตามความเป็นจริง คือ

(ก) จำนวนเงินที่บริษัทได้รับและได้จ่าย ทั้งรายการอันเป็นเหตุให้รับหรือจ่ายเงินทุกรายไป และ

(ข) สินทรัพย์และหนี้สินของบริษัท

36. รอบปีบัญชีของบริษัท เริ่มต้นในวันที่ 1 มกราคม และสิ้นสุดในวันที่ 31 ธันวาคม ของทุกปี

คณะกรรมการต้องจัดให้มีการทำบัญชีงบดุลอย่างน้อยทุกสิบสอง (12) เดือน เมื่อสิ้นรอบปีในทางบัญชีของบริษัท ในงบดุลดังกล่าวต้องแสดงรายการย่อเกี่ยวกับสินทรัพย์และหนี้สินของบริษัท รวมทั้งบัญชีกำไรขาดทุนของบริษัทในปีทางบัญชีนั้น

37. คณะกรรมการต้องให้ผู้สอบบัญชีของบริษัทตรวจสอบบัญชีงบดุลและบัญชีกำไรขาดทุน และเสนอต่อที่ประชุมใหญ่เพื่ออนุมัติภายในสี่ (4) เดือนนับแต่วันสิ้นสุดรอบปีในทางบัญชี สำเนางบดุลจะต้องส่งไปยังผู้ถือหุ้นทุกคนที่มีชื่ออยู่ในสมุดทะเบียนผู้ถือหุ้นอย่างน้อยสาม (3) วันก่อนการประชุมใหญ่

38. คณะกรรมการต้องจัดให้มีการจดบันทึกรายงานการประชุมและข้อมติทั้งหมดของที่ประชุมผู้ถือหุ้น และของที่ประชุมคณะกรรมการลงไว้ในสมุดโดยถูกต้อง สมุดนั้นให้เก็บรักษาไว้ ณ สำนักงานของบริษัท บันทึกเช่นว่านั้น เมื่อได้ลงลายมือชื่อของผู้เป็นประธานแห่งการประชุมซึ่งได้ลงมติหรือผู้เป็นประธานในการประชุมถัดจากครั้งนั้นมา ให้ถือว่าเป็นหลักฐานอันถูกต้องของเรื่องที่ปรากฏอยู่ในรายงานนั้น และมติและการพิจารณาที่บันทึกไว้ให้ถือว่าได้ดำเนินไปโดยถูกต้อง

(ลงลายมือชื่อ)..กรรมการ
(นายเค ยอน กวาน และนางสาวชุง ฉี อึ้ง)

หมวดที่ 6

เงินปันผลและทุนสำรอง

39. บริษัทต้องจัดสรรทุนสำรองทุกครั้งที่มีการแบ่งเงินปันผล อย่างน้อยหนึ่งในยี่สิบ (1/20) ของกำไรจนกว่าทุนสำรองจะมีจำนวนถึงหนึ่งในสิบ (1/10) ของทุนของบริษัท

40. ภายใต้ข้อบังคับแห่งข้อ 40 วรรค 3 ห้ามมิให้ประกาศอนุมัติเงินปันผล นอกจากโดยมติของที่ประชุมใหญ่

คำบอกกล่าวเงินปันผลจะต้องส่งเป็นจดหมายไปยังผู้ถือหุ้นที่มีชื่อปรากฏอยู่ในสมุดทะเบียนผู้ถือหุ้นทุกคน

คณะกรรมการอาจประกาศจ่ายเงินปันผลระหว่างกาลให้แก่ผู้ถือหุ้นเป็นคราวๆ ไปเมื่อปรากฏแก่คณะกรรมการว่า บริษัทมีกำไรเพียงพอที่จะทำเช่นนั้น

หากบริษัทขาดทุน ห้ามมิให้มีการประกาศจ่ายเงินปันผลจนกว่าบริษัทจะแก้ไขให้หายขาดทุนเช่นว่านั้น

หมวดที่ 7

การเพิ่มทุน

41. บริษัทอาจเพิ่มทุนจดทะเบียนโดยมติพิเศษตามจำนวนที่กำหนดไว้ในมติเศษนั้น

42. บรรดาหุ้นที่ออกใหม่นั้นต้องเสนอให้แก่ผู้ถือหุ้นทั้งหลายตามสัดส่วนจำนวนหุ้นที่ผู้ถือหุ้นถืออยู่

43. บริษัทจะออกหุ้นใหม่ให้เสมือนหนึ่งว่าได้ใช้เต็มค่าแล้ว หรือได้ใช้แต่บางส่วนแล้วด้วยอย่างอื่น นอกจากให้ใช้เป็นตัวเงินนั้นไม่ได้ เว้นแต่จะมีมติพิเศษของผู้ถือหุ้นกำหนดไว้เป็นอย่างอื่น

ขอรับรองว่าเป็นข้อความถูกต้องตรงกับมติที่ประชุมดังกล่าวข้างต้น

ข้อบังคับนี้ ได้รับการอนุมัติจากที่ประชุมตั้งบริษัทเมื่อวันที่ 13 เดือน กันยายน 2561

(ลงลายมือชื่อ)..กรรมการ

(นายเค ยอน กวาน และนางสาวชุง ฉี อิ้ง)